Acquisition of Thomas Medical      NASDAQ: MMSI November 2012 1

Forward Looking Statements    Statements contained in this release which are not purely historical are forward‐looking statements within, the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10‐K for the year ended December 31, 2011. Such risks and uncertainties include risks relating to: healthcare policy changes which may have a material adverse effect on Merit’s operations or financial results; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; national economic and industry changes and their effect on Merit's revenues, collections and supplier relations; termination or interruptions of supplier relationships, or failure of suppliers to perform; product recalls and product liability claims inability to successfully manage growth through acquisitions delays in obtaining regulatory approvals or; , ; , the failure to maintain such approvals; failure to comply with governing regulations and laws; concentration of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's products obsolete; market acceptance of new products; introduction of products in a timely fashion; price and product competition; availability of labor and materials; cost increases; fluctuations in and obsolescence of inventory; volatility of the market price of Merit's common stock; foreign currency fluctuations; changes in key personnel; work stoppage or transportation risks; modification or limitation of governmental or private insurance reimbursements; changes in health care markets related to health care reform initiatives; limits on reimbursement imposed by governmental programs; impact of force majeure events on Merit's business, including severe weather conditions; failure to comply with applicable environmental laws; and other factors referred to in Merit's Annual Report on Form 10‐K for the year ended December 31, 2011, and other reports filed with the Securities and Exchange Commission. All subsequent forward‐looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates. 2

Merit Medical Focus    • Merit designs, manufactures and markets single‐use            products for use in: – Interventional Radiology – Interventional Cardiology – Gastroenterology  – Stand‐alone Imaging Centers 3

Merit Medical Highlights    • Broad and Diversified Product Offering • History of Internal Product Development • Expansive Patent Portfolio • Global Footprint • Highly Trained Direct Sales Force in Key Markets • Manufacturing and Regulatory Excellence • Market Driven Innovation • Experienced Management • Track Record of Growth and Profitability 4

Merit Medical Strategic Objectives      • Increase addressable market opportunity      • Expand offering to targeted call points • Advance technology base    • Leverage global sales channels • Create product pull through    ‐ • Increase margins • Maximize profitability and cash flow        • Participate in emerging procedural opportunities 5

Thomas Medical Company Overview

Company	• Leader in vascular access and therapy delivery solutions • Founded 1990 • Headquarters: Malvern, PA • Approximately 160 employees
Product Platforms	• Hemostatic introducer sheath kits • Transseptal sheath and needle kits • Introducer sheath kits and needles
Distribution	• Sales to market-leading OEMS • Long-term customer relationships
Financials	• LTM Revenues of approximately $37 million • LTM EBITDA of approximately $16.5 million

Last Twelve Months ("LTM") as of September 30, 2012
Source: Merit Medical Management

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Thomas Medical Product Overview

	CRM	EP	IC and IR
SINGLE-USE PROPRIETARY PRODUCTS			
THOMAS MEDICAL PRODUCT OFFERING	Hemostatic introducer sheath kits —SafeSheath and ClassicSheath product family —Coronary sinus guides —Lateral vein introducers	Transseptal sheath and needle kits —HeartSpan product family	Introducer sheath kits and needles for use with: —Vena cava filters —Radial access —Hemodialysis
APPLICATIONS	Minimally-invasive CRM procedures —Implantation of pacemakers —Implantation of ICD leads	Cardiac mapping and ablation for diagnosis and treatment of arrhythmias —AF is the most common cardiac arrhythmia	IR: Tools for vascular access and introduction of implantable filters IC: Devices for catheter based treatment of structural heart diseases

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Strong Strategic Fit    World‐Class Advances the  Technology  Base Expands  Product  Offering in  Interventional   Manufacturing   Cardiology Thomas Medical Products Robust  Pipeline Leverages  Merit’s Global    (Structural  Heart & EP) Sales  and  Marketing  Channels Creates  Product‐Pull  Thru 8

Pro Forma Company Snapshot      LTM as of 9/30/2012 Merit Medical Thomas Medical Pro Forma Revenue $383M $37M $420M Gross Margin 46.6% 55.5% 47.4% Operating Margin* 9.5% 44.0% 12.5% EBITDA Margin* 15.9% 45.6% 18.5% * Excludes IPR&D and other one time expenses 9           ‐   Last Twelve Months (“LTM”) as of September 30, 2012 Source: Merit Medical Management and Public Company Filings

Terms of Acquisition Agreement      • $167M transaction value Fi d th h $275M W ll F dit f ilit• nance   roug     e s  argo cre   ac y – Interest rate of LIBOR plus 125 to 225  • Transaction scheduled to close in Q4 2012, subject to  HSR review and other closing conditions • 338(h)(10) election provides compelling tax benefits $4 2M l h b fi NPV f i l $43M 10 – .  annua  cas   ene t;   o  approx mate y  Source: Merit Medical Management

Pro Forma EPS Impact      2013 2014 GAAP $0.03 $0.03 Non‐GAAP(1) $0 15 $0 13. . 11 (1) Excludes Bank Financing Fees, Inventory Adjustment, and Deal‐Related Amortization  Source: Merit Medical Management and Public Company Filings